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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of InforMax, Inc. on Form S-8 of our report dated June 7, 2000, except for Note 16, paragraphs six, seven, eight, nine, ten, twelve, thirteen, fourteen, and fifteen as to which dates are June 19, 2000, June 23, 2000, June 29, 2000, June 30, 2000, July 7, 2000, August 16, 2000, September 8, 2000, September 11, 2000 and
September 26, 2000, respectively, appearing in Registration Statement No. 333-41194 on Form S-1 under the Securities Act of 1933 of InforMax, Inc.

Deloitte & Touche LLP

McLean, Virginia
December 11, 2000